MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

THE STATE OF TEXAS

COUNTY OF HARRIS

This Modification, Renewal and Extension Agreement ("Agreement") is entered into effective as of January 8, 2012, by and between FIRST STREET SURGICAL CENTER, L.P., a Texas limited partnership (the "Borrower"), FIRST STREET HOLDINGS, LTD., a Texas limited partnership (the "Grantor,"), and THE BANK OF RIVER OAKS (the "Lender").

RECITALS:

A.           Borrower is legally obligated to pay to Lender all sums due and owing under that certain Promissory Note dated January 8, 2008, in the original principal amount of $750,000.00 executed by Borrower and payable to the order of Lender in accordance with the terms set forth therein (the "Note").

B.           The Note is secured by, among other instruments, the following (the "Security Instruments"):

(i)           Deed of Trust and Security Agreement of even date with the Note, executed by the Grantor to ANDY LANE, Trustee, for the benefit of Lender, duly recorded under County Clerk's File Number 20080040866, in the Official Public Records of Real Property of Harris County, Texas.

(ii)           Deed of Trust and Security Agreement of even date with the Note, executed by the Grantor to ANDY LANE, Trustee, for the benefit of Lender, duly recorded under County Clerk's File Number 20080040867, in the Official Public Records of Real Property of Harris County, Texas.

(iii)          Assignment of Leases and Rents of even date with the Note, executed by Grantor for benefit of Lender, duly recorded under County Clerk's File Number 20080040868, in the Official Public Records of Real Property of Harris County, Texas.

(iv)         Subordinate Assignment of Leases and Rents of even date with the Note, executed by Grantor for benefit of Lender, duly recorded under County Clerk's File Number 20080040869, in the Official Public Records of Real Property of Harris County, Texas.

C.          The Note is secured by the liens created or mentioned by one or more of the Security Instruments against the following described real property located in Harris County, Texas (the "Property"):

Tract 1:	0.1893 acre tract of land out of Block Two (2), TOWN OF BELLAIRE, according to the map or plat thereof recorded in Volume 3, Page 59 of the Map Records of Harris County, Texas, and being more fully described by metes and bounds on Exhibit "A" attached hereto,

Tract 2:	0.4821 acre tract of land in Block Three (3) of the TOWN OF BELLAIRE, according to the map or plat thereof recorded in Volume 3, Page 59 of the Map Records of Harris County, Texas, and also including the adjoining North 1/2 of a ten foot wide alley described in Quitclaim Deed recorded under Harris County Clerk's File No. S228250; said 0.4281 acre tract being more fully described by metes and bounds on Exhibit "A" attached hereto, and

Tract 3:	All rights in and to an overhead walkway or pedestrian bridge and the air space above the vertical clearance height of approximately thirteen (13) feet above that 2,380 square feet portion of Chestnut Street, Bellaire, Harris County, Texas, described in Exhibit "A" attached, and as described in that Consent to Encroachment executed by the City of Bellaire to Jacob Varon, Trustee, and First Street Holdings, Ltd. recorded under Harris County Clerk's File No. Y820021.

D.           The Note and Security Instruments were previously modified, renewed, and extended by instruments dated January 8, 2009, January 8, 2010, January 8, 2011, duly recorded under Harris County Clerk's File Number 20090179411, 20100061741, and 20100061741, 20110092784, to which reference is hereby made for all purposes.

E.           Borrower, Grantor, and Lender have agreed to modify certain provisions of the Note and Security Instruments.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower, Grantor, and Lender agree as follows:

              1.             Recitals, Definitions and References. The foregoing recitations are true and correct. Each of the terms used herein, which are not otherwise defined or modified but which are defined in the Note, shall have the meaning therein ascribed to them.

3.              Revolving Line of Credit. Borrower and Lender acknowledge that the Note establishes a revolving line of credit, and therefore, Borrower promises to pay the order of Lender, the sum of $750,000.00, or the unpaid principal balance outstanding from all advances made under the Note in accordance with the terms of the Loan Agreement, as amended.

4.             Renewal and Extension of Maturity Date. The maturity date of the Note is extended to January 8, 2013. The liens created or mentioned by the Security Instruments are renewed, extended, ratified, and confirmed by Borrower and Grantor in all respects, except to the extent the same have previously been released in writing by Lender.

5.             Interest Rate. Interest shall accrue on the principal balance of the Note, from and after the effective date hereof until maturity, at a rate per annum which shall from day to day be equal to the lesser of (a) Contract Rate or (b) the Maximum Rate. Notwithstanding anything else herein to the contrary, prior to an Event of Default, the Contract Rate shall never be less than 5.75% per annum.

6.             Required Payments. From and after the effective date of this Agreement, interest only, accruing and to accrue on the Note, shall be due and payable monthly as it accrues on the 8th day of each calendar month, beginning February 8, 2012, and continuing regularly thereafter until January 8, 2013, when the entire amount, principal and interest then remaining unpaid, shall be due and payable.

7.            Miscellaneous.

A.           Borrower, Grantor, and Lender agree that this Agreement modifies, renews and extends the Note and Security Instruments, but in no way acts as a release, satisfaction, discharge, or relinquishment of any of the liens, security interests and rights securing payment of the Note, including without limitation, the liens created by the Security Instruments against the Property. Borrower, Grantor, and Lender expressly agree that the intent of this Agreement is to modify, renew and extend the terms of the Note and Security Instruments and shall not constitute and shall not be construed as a novation of the Note or Security Instruments. In the event of an inconsistency between this Agreement and the terms of the Note and Security Instruments, this Agreement shall govern.

B.           Borrower agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Agreement, the modification of the Note and Security Instruments and any other documents executed in connection herewith.

C.           Borrower and Grantor ratify, affirm, reaffirm, acknowledge, confirm, and agree that the Note and Security Instruments, as herein amended, represent the valid, binding and enforceable obligations of Borrower and Grantor. Borrower and Grantor further acknowledge that there are no existing claims, defenses (personal or otherwise), or rights of setoff whatsoever with respect to the Note and that no event has occurred and no condition exists which would constitute a default under the Note, any of the Security Instruments, or this Agreement, either with or without notice or the lapse of time, or both.

D.           Notwithstanding anything to the contrary contained herein or inferred hereby, or contained in any other instrument executed by Borrower, Grantor, or Lender, or in any other action undertaken by Borrower, Grantor, or Lender on or before the date hereof, the agreements, covenants, and provisions contained in this Agreement shall constitute the only evidence of Lender's consent to modify, renew and extend the terms and provisions of the Note and Security Instruments in the manner set forth herein. Accordingly, no expressed or implied consent to any further modifications of the Note or the Security Instruments, whether any such modifications involve any of the matters contained in this Agreement or otherwise, shall be inferred or implied from Lender's execution of this Agreement unless evidenced by an expressed written agreement executed by Lender. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirements that any further modifications of the Note or any of the Security Instruments shall require the express written approval of Lender, no such approval (either express or implied) having been given as of the date hereof.

E.           Whenever the context so requires, references herein to the singular number shall include the plural, and likewise the plural shall include the singular; words denoting gender shall be construed to include the masculine, feminine, and neuter, where appropriate. If Borrower consists of more than one party, the obligations of each party constituting Borrower hereunder shall be joint and several.

F.           This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, all of which will constitute one and the same agreement.

G.           THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective for all purposes as of the date first above written.

BORROWER:
LENDER:
FIRST STREET SURGICAL CENTER, L.P.
	By:	FIRST SURGICAL PARTNERS, L.L.C.,
a Texas limited liability company,
its General partner

/s/ Tony Rotonco
Tony Rotonco, Member

		By:	/s/ Jacobo Varon
Jacobo Varon M.D. Member

FIRST STREET HOL INGS, LTD.

By:	FIRST STREET MANAGEMENT CORP.,
a Texas corporation, its General Partner

		By:	/s/Jacobo Varon
Jacobo Varon, M.D., President

LENDER:

THE BANK OF RIVER 0AKS

	By:	/s/ Mark Troth
	Name:	Mark Troth
	Title:	President

THE STATE OF TEXAS
COUNTY OF HARRIS

This instrument was acknowledged before me on the 22nd day of February, 2012, by Tony Rotondo, Member, for and on behalf of First Surgical Partners, L.L.C., a Texas limited liability company, in its capacity as the General Partner of FIRST STREET SURGICAL CENTER, L.P , a Texas limited partnership

THE STATE OF TEXAS	§
COUNTY OF HARRIS

This instrument was acknowledged before me on the 22nd day of February, 2012, by Jacobo Varon, M.D., Member, for and on behalf of First Surgical Partners, L.L. C. a Texas limited liability company in its capacity as the General Partner of FIRST STREET SURGICAL CENTER, L.P , a Texas limited partnership.

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 22nd day of February, 2012, by Jacobo Varon, M.D. , President, for and on behalf of First Street Management Corp., a Texas corporation, in its capacity as the General Partner of FIRST STREET HOLDINGS,L TD., a Texas limited partnership.